     As filed with the Securities and Exchange Commission on March 25, 1996
                            Registration No. 33-88818

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                      TO REGISTRATION STATEMENT ON FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                               -------------------

                           GLENAYRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                                              98-0085742
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                 Identification Number)

            5935 CARNEGIE BOULEVARD, CHARLOTTE, NORTH CAROLINA 28209
               (Address of Principal Executive Offices) (Zip Code)


         WESTERN MULTIPLEX CORPORATION 1981 INCENTIVE STOCK OPTION PLAN WESTERN MULTIPLEX CORPORATION 1991 INCENTIVE STOCK OPTION PLAN WESTERN MULTIPLEX CORPORATION 1992 INCENTIVE STOCK OPTION PLAN WESTERN MULTIPLEX CORPORATION 1993 INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plans)

                                CLARKE H. BAILEY
                       CHAIRMAN OF THE EXECUTIVE COMMITTEE
                         667 MADISON AVENUE, 25TH FLOOR
                          NEW YORK, NEW YORK 10021-8029
                     (Name and address of agent for service)

                                 (212) 935-5678
          (Telephone number, including area code, of agent for service)

                                 WITH COPIES TO:
                              A. ZACHARY SMITH III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                    NATIONSBANK CORPORATE CENTER, SUITE 4200
                             100 NORTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28202-4006

                          ----------------------------

         THIS POST-EFFECTIVE AMENDMENT COVERS SHARES OF THE REGISTRANT'S COMMON STOCK ORIGINALLY REGISTERED ON THE REGISTRATION STATEMENT ON FORM S-4 TO WHICH THIS IS AN AMENDMENT. THE REGISTRATION FEES IN RESPECT OF SUCH COMMON STOCK WERE PAID AT THE TIME OF THE ORIGINAL FILING OF THE REGISTRATION STATEMENT ON FORM S-4 RELATING THERETO. ON EACH OF JUNE 19, 1995 AND DECEMBER 29, 1995, THE COMPANY PAID A 3 FOR 2 STOCK SPLIT IN THE FORM OF A 50% STOCK DIVIDEND. PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, SUCH ADDITIONAL SHARES ISSUED WITH RESPECT TO THE SHARES REGISTERED UNDER THE REGISTRATION STATEMENT ON FORM S-4 ARE DEEMED TO BE COVERED BY SUCH REGISTRATION STATEMENT.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part 1 of Form S-8.

         Pursuant to General Instruction C to Form S-8, a reoffer prospectus with respect to 145,680 of the 750,000 shares of Glenayre Common Stock covered by this registration statement (prior to adjustment for the 3 for 2 stock splits paid on June 19, 1995 and December 29, 1995) (327,780 shares following such adjustments) is being filed concurrently with this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Glenayre Technologies, Inc. (the "Company") with the Securities and Exchange Commission, Commission file number 0-15761, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (b)(i) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

             (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

             (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995;

            (iv)  The Company's Current Report on Form 8-K dated March 7, 1995;

             (v)  The Company's Current Report on Form 8-K dated April 13, 1995;

            (vi) The Company's Current Report on Form 8-K dated May 9, 1995, as amended by a Form 8-K/A dated July 7, 1995;

           (vii) The Company's Current Report on Form 8-K dated March 11, 1996.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide for indemnification of directors to the fullest extent permitted by law.

         The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          5           Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
                      (previously filed)

         23.1         Consent of Deloitte & Touche LLP

         23.2         Consent of Shilling & Kenyon, Inc.

         23.3         Consent of Ireland San Filippo & Company

         23.4         Consent of Grant Thornton

         23.5         Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                      (included in Exhibit 5)

         23.6         Acknowledgment Letter of Ernst & Young LLP

         99           Reoffer Prospectus

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 23rd day of March, 1996.

                                              GLENAYRE TECHNOLOGIES, INC.


                                              By:   /s/ Stanley Ciepcielinski
                                                    Stanley Ciepcielinski
                                                    Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                             Title                       Date
*                                  Director and Chairman of the     March 23, 1996
Gerald B. Cramer                   Board

*                                  Director, Vice Chairman and      March 23, 1996
Clarke H. Bailey                   Chairman of the Executive
                                   Committee
*
John J. Hurley                     Director and Vice Chairman       March 23, 1996

*                                  Director, President and Chief    March 23, 1996
Ramon D. Ardizzone                 Executive Officer (Principal
                                   Executive Officer)

*                                  Director                         March 23, 1996
Barry W. Gray

*                                  Director                         March 23, 1996
Thomas C. Israel

*                                  Director                         March 23, 1996
Edward J. Rosenthal

*                                  Director                         March 23, 1996
Thomas E. Skidmore

/s/ Stanley Ciepcielinski          Executive Vice President, Chief  March 23, 1996
Stanley Ciepcielinski              Financial Officer, Secretary and
                                   Treasurer (Principal Financial
                                   Officer)


                                        5





/s/ Billy C. Layton                Vice President, Controller and  March 23, 1996
Billy C. Layton                    Chief Accounting Officer (Prin-
                                   cipal Accounting Officer)




* By:    /s/ Stanley Ciepcielinski
        Stanley Ciepcielinski, Attorney-in-Fact

                                  EXHIBIT INDEX


         Exhibit                    Description

           5               Opinion of Kennedy Covington Lobdell & Hickman,
                           L.L.P.

          23.1             Consent of Deloitte & Touche LLP

          23.2             Consent of Shilling & Kenyon

          23.3             Consent of Ireland San Filippo & Company

          23.4             Consent of Grant Thornton

          23.6             Acknowledgment Letter of Ernst & Young LLP

          99               Reoffer Prospectus